EXHIBIT 24.2

POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS,  that the undersigned  hereby  constitutes and appoints Bradford T. Smith his true and lawful  attorney-in-fact  and agent,  with full power of substitution,  for him and in his name, place and stead,  in any and all  capacities,  in  connection  with the  Laboratory  Corporation  of  America  Holdings  (the
"Corporation")  Annual Report on Form 10-K for the year ended December 31, 2004 under the  Securities  Exchange Act of 1934, as amended,  including,  without  limiting the generality of the  foregoing,  to sign the Form 10-K in the name  and  on  behalf  of the  Corporation  or on  behalf  of the  undersigned  as a  director  or  officer  of the
Corporation,  and any amendments to the Form 10-K and any instrument,  contract,  document or other writing,  of or in connection  with the Form 10-K or  amendments  thereto,  and to file the same,  with all exhibits  thereto,  and other  documents in  connection  therewith,  including  this power of attorney,  with the  Securities  and Exchange
Commission  and any  applicable  securities  exchange  or  securities  self-regulatory  body,  granting  unto  said attorneys-in-fact  and agents,  each acting  alone,  full power and  authority to do and perform each and every act and thing  requisite and  necessary to be done in and about the  premises,  as fully to all intents and purposes as he might or could do in person,  hereby ratifying and confirming all that said  attorney-in-fact  and agents,  each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has signed these presents this 1st day of March, 2005.

                                                     By:/s/ WENDY E. LANE
                                                        -----------------------------------
                                                         Wendy E. Lane